Exhibit 10.39

SPHERIC TECHNOLOGIES, INC.

BRIDGE PROMISSORY NOTE

$10,000 December 23, 2008

FOR VALUE RECEIVED, SPHERIC TECHNOLOGIES, INC., a Nevada corporation, with an address at 4708 East Van Buren Street, Phoenix, Arizona 85008, (the “Borrower”), promises to pay to Shielding Light (Edwin M. Shinogi, Overseer) (the “Holder”), the principal amount of Ten Thousand Dollars ($10,000), together with interest on the unpaid principal balance at an annual rate of ten percent (10%) in lawful money of the United States of America on or before the Maturity Date as defined herein, with all Interest thereon as defined and specified herein.

This Note has been issued pursuant to, and is entitled to the benefits of, that certain Subscription Agreement with respect to this Note to which Borrower and Holder are parties (the “Subscription Agreement”). Capitalized terms not defined herein have the meaning assigned to them in the Subscription Agreement. This is one of a series of bridge promissory Notes, all of like tenor, except as to the identifying number, principal amount and holder thereof.

In connection with the Borrower’s issuance of this Note, the Borrower further agrees to sell and issue to Holder, a warrant, attached hereto as Exhibit A (the “Warrant”), to purchase that number of shares of Borrower’s common stock, par value $0.001(the “Common Stock”) equal to the dollar amount of the Note. For example, if the principal amount of the Note is ten thousand dollars ($10,000), then the Holder shall be entitled to a Warrant to purchase ten thousand (10,000) shares of Common Stock. This Note, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant shall be referred to collectively as the “Securities.”

The following is a statement of the rights of Holder and the terms and conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

65. Closing. The purchase and sale of this Note and the Warrant will place at the offices of the Borrower on November 5, 2008, or at such other time and place as the Borrower and the Holder will mutually agree upon (which time and place are referred to as the “Closing”). At the Closing, the Holder will deliver to the Borrower as payment in full for this Note and the Warrant to be purchased by the Holder at the Closing, the amounts set forth above in the first paragraph, by (i) a check payable to the Borrower’s order, (ii) wire transfer of funds to the Borrower, or (iii) any combination of the foregoing. At the Closing, the Borrower shall deliver to Holder this Note, duly executed, in the principal amount set forth the first paragraph above, and the Warrant, duly executed.

66. Interest. This Note shall bear interest (“Interest”) at an annual rate of ten percent (10%) of the outstanding balance of the Note. The Borrower shall pay the Interest in cash. In no event shall the rate of Interest payable on this Note exceed the maximum rate of interest permitted to be charged under applicable law. The Interest shall be due and payable on the Maturity Date.

67. Payment. All payments under this Note shall first be credited against costs and expenses provided for in this Note, second to the payment of any penalties, third to the payment of accrued and unpaid Interest, if any, and the remainder shall be credited against principal. All payments due hereunder shall be payable in legal tender of the United States of America, and in same day funds delivered to the Holder by cashier’s check, certified check, bank wire transfer or any other means of guaranteed funds to the mailing address provided below, or at such other place as the Holder shall designate in writing for such purpose from time to time. If a payment under this Note otherwise would become due and payable on a Saturday, Sunday or legal holiday (any other day being a “Business Day”), the due date of the payment shall be extended to the next succeeding Business Day, and Interest, if any, shall be payable thereon during such extension.

68. Maturity Date. This Note shall be due and payable, including all accrued Interest thereon, on January 5, 2010 (the “Maturity Date”). At any time on or prior to the Maturity Date, the Borrower shall have the right to prepay this Note, in whole or in part, without penalty, on ten (10) days’ advance notice to the Holder. On such prepayment date, the Borrower will pay in respect of the redeemed Note cash equal to the face amount, plus accrued Interest on the Note (or portion thereof) redeemed.

69. Unsecured Note. This Note is unsecured and, as such, is effectively subordinated to the prior payment in full of all secured indebtedness of the Borrower. The Holder shall have all available rights and remedies to enforce Borrower’s obligations hereunder.

70. Default. The Borrower shall perform its obligations and covenants hereunder and in each and every other agreement between the Borrower and the Holder pertaining to the Indebtedness evidenced hereby. The following provisions shall apply upon failure of the Borrower so to perform.

70.1 Event of Default. Any of the following events shall constitute an “Event of Default” hereunder:

70.1.1 Failure by the Borrower to pay principal of the Note, when due and payable on the Maturity Date, provided that, if the Note is not otherwise in default, the Borrower shall have a fifteen (15) day extension of the Maturity Date (the “Extension Period”) to make the payment required under the terms of this Note. If any amount owed by the Borrower under this Note is not paid within such Extension Period, such failure to pay will be an Event of Default and the date of the Event of Default under this Paragraph 6.1.1 shall be as of the Maturity Date;

70.1.2 Failure of the Borrower to pay Interest when due hereunder, which failure continues for a period of thirty (30) days after the due date of the amount involved; or

70.1.3 Except for Events of Default set forth in Paragraphs 6.1.1 and 6.1.2, failure of the Borrower to perform any of the covenants, conditions, provisions or agreements contained herein, or in any other agreement between the Borrower and the Holder, including, but not limited to, the Subscription Agreement between the parties in relation to this Note which failure continues for a period of ten (10) days after notice of default has been given to the Borrower by the Holder; provided, however, that if the nature of the Borrower’s obligation is such that more than ten (10) days are required for performance, then an Event of Default shall not occur if the Borrower commences performance within such ten (10) day period and thereafter diligently prosecutes the same to completion; or

70.1.4 The entry of an order for relief under Federal Bankruptcy Code as to the Borrower or entry of any order appointing a receiver or trustee for the Borrower or approving a petition in reorganization or other similar relief under bankruptcy or similar laws in the United States of America or any other competent jurisdiction, and if such order, if involuntary, is not satisfied or withdrawn within sixty (60) days after entry thereof; or the filing of a petition by the Borrower seeking any of the foregoing, or consenting thereto; or the filing of a petition to take advantage of any debtor’s act; or making a general assignment for the benefit of creditors; or admitting in writing inability to pay debts as they mature.

70.2 Acceleration. Upon any Event of Default (in addition to any other rights or remedies provided for under this Note), at the option of the Holder, all sums evidenced hereby, including all principal, Interest, fees and all other amounts due hereunder, shall become immediately due and payable. If an Event of Default in the payment of principal or Interest should occur and be continuing with respect to the Note, the Holder may declare the principal, Interest, fees and all other amounts due hereunder to be immediately due and payable.

70.3 Notice by Borrower. Upon the happening of any Event of Default specified in this paragraph that is not cured within the respective periods prescribed above, the Borrower will give prompt written notice thereof to the Holder of this Note.

70.4 No Waiver. Failure of the Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default, or in the event of continuance of any existing Event of Default after demand or performance thereof.

70.5 Default Interest and Fees.

70.5.1 Default Interest will accrue on an unpaid principal or Interest due hereunder at the rate of ten percent (10%) per annum upon the occurrence of any Event of Default until the Event of Default is cured. Default Interest shall be payable monthly basis commencing thirty (30) days after the Default Interest has begun accruing. Default Interest will be computed on a three hundred sixty (360)-day year.

71. Assignment, Transfer or Loss of the Note.

71.1 No Holder of this Note may assign, transfer, hypothecate or sell all or any part of this Note or in any way alienate or encumber the Note without the express written consent of the Borrower, the granting or denial of which shall be within the absolute discretion of the Borrower. Any attempt to effect such transfer without the consent of the Borrower shall be null and void. The Borrower has not registered this Note under the Securities Act, or the applicable securities laws of any state in reliance on exemptions from registration. Such exemptions depend upon the investment intent of each of the Holder at the time he or she acquires this Note. Each of the Holder is acquiring this Note for his or her own account for investment purposes only and not with a view toward distribution or resale of such Note within the meaning of the Securities Act and the applicable securities laws of any state. The Borrower shall be under no duty to register the Note or to comply with an exemption in connection with the sale, transfer or other disposition under the applicable laws and regulations of the Securities Act or the applicable securities laws of any state. The Borrower may require the Holder to provide, at their expense, an opinion of counsel satisfactory to the Borrower to the effect that any proposed transfer or other assignment of the Note will not result in a violation of the applicable federal or state securities laws or any other applicable federal or state laws or regulations.

71.2 All expenses, including reasonable legal fees incurred by the Borrower in connection with any permitted transfer, assignment or pledge of this Note will be paid by the Holder requesting such transfer, assignment or pledge.

71.3 Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon delivery of an indemnity bond in such reasonable amount as the Borrower may determine (or, in the case of any Note held by the original Noteholder, of an indemnity agreement reasonably satisfactory to the Borrower), or, in the case of any such mutilation, upon the surrender of such Note to the Borrower at is principal office for cancellation, the Borrower at its expense will execute and deliver, in lieu thereof, a new Note of like tenor, dated the date to which interest hereunder shall have been paid on such lost, stolen, destroyed or mutilated Note.

71.4 Subject to Subparagraph 7.1 above, the Holder may, at its option, either in person or by duly authorized attorney, surrender this Note for registration of transfer at the principal office of the Borrower and, upon payment of any expenses associated with the transfer, receive in exchange therefor a Note or Notes, dated as of the date to which interest has been paid on the Note so surrendered, each in the principal amount of $1,000 or any multiple thereof, for the same aggregate unpaid principal amount as the Note so surrendered and registered as payable to such person or persons as may be designated by the Holder. Every Note surrendered for registration of transfer shall be duly endorsed or shall be accompanied by a written instrument of transfer duly executed by the Holder or their attorney duly authorized in writing. Every Note, so made and delivered by the Borrower in exchange for any Note surrendered, shall in all other respects be in the same form and have the same terms as the Note surrendered. No transfer of any Note shall be valid unless made in such manner at the principal office of the Borrower.

71.5 The Borrower may treat the person in whose name this Note is registered as the owner and Holder of this Note for the purpose of receiving payment of all principal of and all Interest on this Note, and for all other purposes whatsoever, whether or not such Note shall be overdue and, except for transfers effected in accordance with this subparagraph, the Borrower shall not be affected by notice to the contrary.

72. Notices. All notices provided for herein shall be validly given if in writing and delivered personally or sent by certified mail, postage prepaid, to the office of the Borrower or such other address as the Borrower may from time to time designate in writing sent by certified mail, postage prepaid, to the Holder at their address set forth below or such other address as the Holder may from time to time designate in writing to the Borrower by certified mail, postage prepaid.

73. Usury. All Interest, Default Interest, fees, charges, goods, things in action or any other sums or things of value, or other contractual obligations (collectively, the “Additional Sums”) paid by the Borrower hereunder, whether pursuant to this Note or otherwise, with respect to the Indebtedness evidenced hereby, or any other document or instrument in any way pertaining to the Indebtedness, which, under the laws of the State of Arizona may be deemed to be Interest with respect to such loan or Indebtedness, shall, for the purpose of any laws of the State of Arizona, which may limit the maximum amount of Interest to be charged with respect to such loan or Indebtedness, be payable by the Borrower as, and shall be deemed to be, Interest and for such purposes only, the agreed upon and contracted rate of Interest shall be deemed to be increased by the Additional Sums. Notwithstanding any provision of this Note to the contrary, the total liability for payments in the nature of Interest under this Note shall not exceed the limits imposed by applicable law. The Borrower shall not assert a claim, and shall actively resist any attempts to compel it to assert a claim, respecting a benefit under any present or future usury laws against any Holder of this Note.

74. Binding Effect. This Note shall be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and permitted assigns.

75. Collection Fees. Except as otherwise provided herein, the Borrower shall pay all costs of collection, including reasonable attorneys’ fees and all costs of suit and preparation for such suit (and whether at trial or appellate level), in the event the unpaid principal amount of this Note, or any payment of Interest is not paid when due, or in the event the Holder are made party to any litigation because of the existence of the Indebtedness evidenced by this Note, or if at any time the Holder should incur any attorneys’ fees in any proceeding under the Federal Bankruptcy Code (or other similar laws for the protection of debtors generally) in order to collect any Indebtedness hereunder or to preserve, protect or realize upon any security for, or guarantee or surety of, such Indebtedness whether suit be brought or not, and whether through courts of original jurisdiction, as well as in courts of appellate jurisdiction, or through a bankruptcy court or other legal proceedings.

76. Construction. This Note shall be governed as to its validity, interpretation, construction, effect and in all other respects by and in accordance with the laws and interpretations thereof of the State of Arizona. Unless the context otherwise requires, the use of terms in singular and masculine form shall include in all instances singular and plural number and masculine, feminine and neuter gender.

77. Severability. In the event any one or more of the provisions contained in this Note or any future amendment hereto shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note or such other agreement, and in lieu of each such invalid, illegal or unenforceable provision there shall be added automatically as a part of this Note a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

78. Entire Agreement. This Note represents the entire agreement and understanding between the parties concerning the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, representations and warranties with respect thereto.

79. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of Arizona, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Arizona or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Arizona. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Phoenix, Arizona for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, or in any manner arising in connection with or related to the transactions contemplated hereby or involving the parties hereto whether at law or equity and under any contract, tort or any other claim whatsoever and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing or faxing a copy thereof to such party at the address for such notices as listed in this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

80. Representations and Warranties to Survive Closing. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Note and the issuance of any shares of restricted Common Stock upon the conversion hereof.

81. Headings. The headings used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

82. Definitions.

83. “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

84. “Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized to act on behalf of the Board of Directors of such Person.

85. “Capital Stock” means, with respect to any Person, any and all shares, interests, equity participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

86. “GAAP” means generally accepted accounting principles as in effect in the United States of America as of the Issue Date.

87. “Holder” means a Person in whose name a Note is registered on the Borrower’s books.

88. “Indebtedness” means, without duplication, with respect to any Person, (a) all obligations of such Person (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof); (ii) evidenced by bonds, notes, debentures or similar instruments; (iii) representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or other obligations arising in the ordinary course of business); (iv) evidenced by bankers’ acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a capitalized lease obligation under GAAP; or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under interest rate swap obligations and foreign currency hedges; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that are otherwise its legal liability; (d) Indebtedness (as otherwise defined in this definition) of another Person secured by lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of (1) the full amount of such obligations so secured, and (2) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a board resolution; and (e) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d) or this clause (e), whether or not between or among the same parties.

89. “Issue Date” means the date on which the Note is originally issued.

90. “Maturity Date” means January 5, 2010.

91. “Person” means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

92. A “subsidiary” of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than fifty percent (50%) of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of directors or other governing body of such Person.

93. “Subsidiary” means any subsidiary of the Borrower.

94. “Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the Holder thereof, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency to vote in the election of members of the Board of Directors or other governing body of such Person.

95. Miscellaneous. Except as otherwise provided herein, the Borrower waives demand, diligence, presentment for payment and protest, notice of extension, dishonor, maturity and protest. Time is of the essence with respect to the performance of each and every covenant, condition, term and provision hereof. This Note may be executed by facsimile signature, which signature shall be deemed to be binding upon the Borrower.

96. IN WITNESS WHEREOF, this Note has been issued on the 29th day of December, 2008.

SPHERIC TECHNOLOGIES, INC.

/s/ Joseph Hines
Name:	Joseph Hines
Title:	President and Chief Executive Officer

Mailing Address of Holder:

Shielding Light

Edwin M. Shinogi, Overseer

440 Tudor Way

Salinas, CA 93906-7246

Mailing Address of Borrower:

Spheric Technologies, Inc.

Attn: Joseph Hines, CEO

4708 East Van Buren Street

Phoenix, AZ 85008